UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2011

THE WESTERN UNION COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32903	20-4531180
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12500 East Belford Avenue Englewood, Colorado		80112
(Address of principal executive offices)		(Zip Code)

(866) 405-5012

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 23, 2011, The Western Union Company (“Western Union”) entered into a credit agreement (the “New Credit Agreement”) providing for unsecured financing facilities in an aggregate amount of $1.65 billion with a syndicate of lenders including Wells Fargo Bank, National Association, as administrative agent, Citibank, N.A. and JPMorgan Chase Bank, N.A., as syndication agents, Bank of America, N.A., Barclays Bank PLC and U.S. Bank National Association, as documentation agents, and Wells Fargo Securities, LLC, Citigroup Global Markets Inc., and J.P. Morgan Securities LLC, as joint lead arrangers and joint book runners. The New Credit Agreement replaced the existing unsecured financing facility evidenced by the Amended and Restated Credit Agreement, dated as of September 28, 2007 (as amended through the date hereof, the “Prior Credit Agreement”), among Western Union, the lenders party thereto and Citibank, N.A., as administrative agent. The Prior Credit Agreement was terminated effective September 23, 2011.

The New Credit Agreement provides for a $1.65 billion revolving credit facility that includes a $250 million letter of credit subfacility and a swing line subfacility in the amount of up to $150 million. The New Credit Agreement contains customary representations, covenants and events of default, including certain covenants that limit or restrict Western Union’s ability to sell or transfer assets or enter into a merger or consolidate with another company, grant certain types of security interests, incur certain types of liens, impose restrictions on subsidiary dividends, enter into sale and leaseback transactions, or incur certain subsidiary level indebtedness, subject to certain exceptions. Western Union is also required to maintain compliance with a consolidated interest coverage ratio covenant. Interest due under the New Credit Facility is fixed for the term of each borrowing and is payable according to the terms of that borrowing. Generally, interest is calculated using a selected LIBOR rate plus an interest rate margin of 90 basis points. A facility fee on the total amount of the facility is also payable quarterly, regardless of usage. The applicable interest rate margin for borrowings and the facility fee percentage under the New Credit Agreement may vary from time to time based on changes in certain of Western Union’s credit ratings. The final maturity date of the New Credit Agreement is January 2, 2017, subject to extension in certain circumstances.

The foregoing summary is qualified in its entirety by reference to the New Credit Agreement, a copy of which is filed herewith and incorporated by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth above in Item 1.01 of this Current Report on Form 8-K regarding the entry into the New Credit Agreement and the termination of the Prior Credit Agreement is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit

10.1	Credit Agreement, dated as of September 23, 2011, among The Western Union Company, the banks named therein, as lenders, Wells Fargo Bank, National Association, in its capacity as the swing line bank, Wells Fargo Bank, National Association, Citibank, N.A. and JPMorgan Chase Bank, N.A., in their respective capacities as issuing lenders, Citibank, N.A. and JPMorgan Chase Bank, N.A., as syndication agents, Bank of America, N.A., Barclays Bank PLC and U.S. Bank National Association, as documentation agents, and Wells Fargo Bank, National Association, as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WESTERN UNION COMPANY

Dated: September 29, 2011	By:	/s/ Darren A. Dragovich
	Name:	Darren A. Dragovich
	Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Credit Agreement, dated as of September 23, 2011, among The Western Union Company, the banks named therein, as lenders, Wells Fargo Bank, National Association, in its capacity as the swing line bank, Wells Fargo Bank, National Association, Citibank, N.A. and JPMorgan Chase Bank, N.A., in their respective capacities as issuing lenders, Citibank, N.A. and JPMorgan Chase Bank, N.A., as syndication agents, Bank of America, N.A., Barclays Bank PLC and U.S. Bank National Association, as documentation agents, and Wells Fargo Bank, National Association, as administrative agent.